SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2002

Hurry, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	000-21486 (Commission File Number)	58-2037452 (IRS Employer Identification No.)

Post Office Box K
Ellijay, Georgia 30540
(Address of Principal Executive Offices)

(678) 393-1294
(Registrant’s telephone number, including area code)

Item 5.    Other Events

In connection with a capital distribution to shareholders, on October 2, 2002, Hurry, Inc. (the “Company”) distributed the letter attached as Exhibit 99.1 to shareholders of record as of the close of business on September 30, 2002.

In addition, on September 16, 2002, the Company issued the press release attached as Exhibit 99.2 related to the aforementioned distribution.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

Exhibit No.	Description
99.1	September 30, 2002 Letter to Shareholders.

99.2	Press Release dated September 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2002	HURRY, INC. (Registrant) By: /S/ HARRY A. BLAZER Name: Harry A. Blazer Title: Chairman, President and Chief Executive Officer